Exhibit 10.1
CONFIDENTIAL TREATMENT REQUESTED: Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[*****]”) to denote where omissions have been made. The confidential material has been filed separately with the Securities and Exchange Commission.
June 8, 2010
MHR Fund Management, LLC
40 West 57th Street, 24th Floor
New York, NY 10019
Attn: Hal Goldstein
Re:	Emisphere Technologies, Inc. — Letter Agreement
Dear Hal:
     Reference is hereby made to that certain Senior Secured Term Loan Agreement (as amended, the “Loan Agreement”), by and between Emisphere Technologies, Inc. (“Emisphere”) and MHR Institutional Partners IIA LP (together with its affiliates, “MHR”), and that certain Pledge and Security Agreement by and between Emisphere and MHR (as amended, the “Pledge and Security Agreement”), each dated as of September 26, 2005. Reference is also made to that certain Investment and Exchange Agreement, dated September 26, 2005, among Emisphere, MHR and certain of MHR’s Affiliates (as defined in the Pledge and Security Agreement) and the 11% Senior Secured Convertible Notes (the “Notes” and together with the Investment and Exchange Agreement, the Loan Agreement and the Pledge and Security Agreement and any related documents, the “MHR Loan Documents”).
     Reference is also made to certain agreements between Novartis Pharma AG (“Novartis”) and Emisphere: (i) a Research Collaboration and Option Agreement, dated as of December 3, 1997, as amended by the Amendment to Research Collaboration and Option Agreement, dated as of October 20, 2000 (the “CT Option”), and a License Agreement, dated as of March 8, 2000 (the “CT License”) (collectively, the “CT Agreements”); (ii) a Research Collaboration License Agreement, dated as of September 22, 2004, as extended and amended by the Letter Agreement, dated as of November 2, 2005 (the “hGH Agreement”); and (iii) a Research Collaboration Option and License Agreement, dated as of December 1, 2004, which came into effect by Novartis’ exercise of its option on March 7, 2006 (the “PTH Agreement” and, together with the CT Agreements and the hGH Agreement, collectively, the “Existing Agreements”).
Background
     Pursuant to the MHR Loan Documents, MHR was granted a security interest in and over all of Emisphere’s assets in respect of monies owed and other obligations secured. Emisphere and Novartis have entered into a master agreement dated as of June 4, 2010 (the “Master Agreement”) which, among other things, amends certain terms of the Existing Agreements. The Existing Agreements, as amended by the Master Agreement, and the Master Agreement, including any additional compound license to be entered into by Novartis and Emisphere pursuant to Section 3.5 of the Master Agreement, are each hereinafter referred to as a “Novartis Agreement” and collectively, as the “Novartis Agreements”).

     The effectiveness of the Master Agreement is conditioned upon (i) the entry into that certain agreement by and among MHR, Emisphere and Novartis (the “MHR Agreement”) and (ii) the execution of a license agreement by and between Novartis and MHR (the “License Agreement”), which License Agreement shall be effective only after the full satisfaction of certain conditions precedent set forth in Section 2 of the MHR Agreement.
     The effectiveness of the MHR Agreement is conditioned upon the entry into and the effectiveness of the Master Agreement by Emisphere and Novartis.
     In connection with MHR’s (i) consent to Emisphere’s exection and performance of the Master Agreement, as more fully described below, (ii) execution and delivery of the MHR Agreement and the License Agreement in connection with the Master Agreement, and (iii) agreement to execute and deliver a comparable agreement to the MHR Agreement and a comparable license agreement to [*****] (“[*****]”) as described more fully below, Emisphere has agreed to grant to MHR the New Warrants on terms set forth in a letter agreement, as amended and restated hereby (the “Letter Agreement”), which Letter Agreement, as so amended and restated, shall become effective on the date hereof (the “Effective Date”).
1. The New Warrants.
Effective on the Effective Date, Emisphere shall issue a warrant to purchase up to 865,000 shares of common stock, par value $.01 per share, of the Company in the form set forth in Exhibit A hereto allocated among MHR entities as set forth on Exhibit B (the “New Warrants”).
2. Waiver of Adjustments
     MHR hereby agrees to waive any adjustments that otherwise would occur as the result of the issuance of the New Warrants hereunder to any rate of conversion or exchange or to the exercise price or conversion price of any of the Emisphere securities held by MHR and listed on Exhibit C hereto.
3. MHR Agreements and Consents
(a)	As of the Effective Date, MHR hereby agrees to use its reasonable best efforts to negotiate with, execute and deliver to [*****] documents substantially similar to the MHR Agreement and the License Agreement (the “[*****] Documents”) in respect of the collaboration and/or license agreement currently being discussed between Emisphere and [*****], provided that notwithstanding anything else contained in this Agreement, MHR shall have no obligation to enter into the [*****] Documents if, in the sole judgment of MHR, such documentation is less favorable to Emisphere or MHR than the MHR Agreement and the License Agreement, and provided further that, nothing in this Letter Agreement grants a consent on behalf of MHR under the MHR Loan Documents to (or otherwise operates as a waiver by MHR of its right to consent under the MHR Loan Documents to) any license and/or collaboration agreement between Emisphere and [*****].

(b)	Section 4.1(d) of the Pledge and Security Agreement prohibits Emisphere from entering into any agreement or undertaking restricting the right or ability of Emisphere or the Secured Party thereunder, on its own behalf and on behalf of the Lenders (as such term is defined in the Loan Agreement), to sell, assign or transfer any of the Collateral (as defined therein) without the prior written consent of the Secured Party, except as permitted under the MHR Loan Documents and that, accordingly, Emisphere requires MHR’s consent to the execution of the Master Agreement and any Novartis Agreements contemplated by the Master Agreement. For purposes of Section 4.1(d) of the Pledge and Security Agreement, MHR hereby consents to Emisphere entering into the Master Agreement (and the amendment of those Existing Agreements effected by the Master Agreement concurrently therewith but not any other Novartis Agreement) and acknowledges that Emisphere’s execution and performance of the Master Agreement (and the amendment of those Existing Agreements effected by the Master Agreement concurrently therewith), in each case, in accordance with its express terms as in effect on June 4, 2010, does not constitute an Event of Default pursuant to the MHR Loan Documents.
4. Reimbursement of Legal Fees
(a)	Emisphere hereby agrees to reimburse MHR for its reasonable and documented fees and expenses incurred for legal services in connection with the MHR Agreement and the License Agreement and this Letter Agreement up to a maximum aggregate amount of $500,000, against delivery of such documentation of expenses as may be reasonably requested by Emisphere. Payment shall be made pursuant to, and subject to terms contained in, Promissory Notes (each, a “Novartis Promissory Note”) to be issued by Emisphere on the Effective Date in the form of Exhibit D hereto allocated among MHR entities as set forth on Exhibit B.

(b)	Emisphere hereby agrees to reimburse MHR for its reasonable and documented fees and expenses incurred for legal services in connection with the [*****] Documents up to a maximum aggregate amount of $100,000, against delivery of such documentation of expenses as may be reasonably requested by Emisphere. Payment shall be made pursuant to, and subject to terms contained in Promissory Notes (each, an “[*****] Promissory Note”) to be issued by Emisphere on the Effective Date in the form of Exhibit E hereto, allocated among MHR entities as set forth on Exhibit B.
     5. Representations and Warranties
(a)	Each party hereby represents and warrants to the other party that: (i) it has all requisite power and authority to enter into this Letter Agreement and all other agreements and documents contemplated hereby to which it is a party and to consummate the transactions contemplated hereby and thereby; (ii) the execution and delivery by it of this Letter Agreement and all other agreements and documents contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate or limited partnership (as applicable) action; (iii) the execution and delivery by it of this Letter Agreement and all other agreements and documents contemplated hereby to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, do not and will not (A) violate any provision of any law or any governmental rule or regulation applicable to it, its organizational documents or any order, judgment or decree of any court or other agency of government binding upon it, (B) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material contract, indenture, agreement or other instrument or document to which it is a party or by which its properties or assets are bound, (C) result in or require the creation or imposition of any lien, charge or encumbrance upon any of its properties or assets or (D) require it to obtain any approval, order, authorization, or consent of, or the service of any notice to, or the taking of any other action with respect to, any person, entity or governmental or regulatory authority that has not been obtained, given or taken, as applicable; and (iv) this Letter Agreement and all other agreements and documents contemplated hereby to which it is a party are legally valid and binding obligations, enforceable against it in accordance with their respective terms, subject to the effects of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors generally and general principles of equity.
(b)	Emisphere hereby represents and warrants to MHR that (i) the Board of Directors of Emisphere has duly authorized the issuance of the securities described in Section 1 of this Letter Agreement, and (ii) all such securities, when issued and paid for in accordance with the terms set forth herein, will be validly issued, fully paid and nonassessable and will be issued free and clear of all liens or other restrictions.
     6. General
(a)	Emisphere acknowledges and agrees that except as expressly set forth herein, the MHR Loan Documents are unmodified and remain in full force and effect. Except as expressly set forth herein, execution of this Letter Agreement does not and shall not constitute a waiver of any rights or remedies to which MHR is entitled pursuant to the MHR Loan Documents, nor shall the same constitute a waiver of any default or event of default with respect to the MHR Loan Documents. Without limitation of the foregoing, any amendments to the Novartis Agreements (other than the amendments that are being effected by the Master Agreement on June 4, 2010), the entering into of any additional compound license as contemplated by the Master Agreement, or the entering into of any collaboration and/or license agreement with [*****], shall not take effect until such time as MHR provides its written consent thereto.
(b)	No failure to exercise and no delay in exercising any right, remedy, or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, or power provided herein or by law or in equity.
(c)	The benefits of this Letter Agreement shall inure to the parties hereto, their respective successors and assigns, and the obligations and liabilities assumed in this Letter Agreement by the parties hereto shall be binding upon their respective successors and assigns.

(d)	This Letter Agreement and the agreements referenced herein embody the entire agreement and understanding of the parties hereto and supersedes any and all prior agreements, arrangements and understanding relating to the matters provided for herein. No waiver or amendment hereto shall be binding or effective unless the same is set forth in writing signed by a duly authorized representative of each party.

(e)	For the convenience of the parties, any number of counterparts of this Letter Agreement may be executed by the parties hereto. Each such counterpart shall be, and shall be deemed to be, an original instrument, but all such counterparts taken together shall constitute one and the same Letter Agreement. Delivery of a signed counterpart of this Letter Agreement by facsimile transmission shall constitute valid and sufficient delivery thereof.

(f)	The parties agree that the issuance of the New Warrants shall be treated as additional interest under the MHR Loan Documents and the parties shall report consistently therewith on all relevant tax returns.

(g)	This Letter Agreement will be governed by and construed and enforced according to the domestic laws of the State of New York without giving effect to its conflicts of law or choice of law principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Each party hereto agrees that venue for any action to enforce the provisions of this Letter Agreement shall be properly laid in any courts of the State of New York or any federal court located therein. Each party hereto also hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of New York and any federal courts located therein for any actions, suits or proceedings arising out of or relating to this Letter Agreement (and agrees not to commence any action, suit or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered or certified mail to it at its address set forth in Section 10 of the Form Warrant attached hereto as Exhibit A shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Letter Agreement.

     If the foregoing correctly sets forth our Letter Agreement, please sign the enclosed copy of this letter in the space provided and return it to us.

Very truly yours, EMISPHERE TECHNOLOGIES, INC.
By:	/s/ Michael V. Novinski
	Name:	Michael V. Novinski
	Title:	President and Chief Executive Officer

Confirmed and agreed to
this 8th day of June 2010:

MHR INSTITUTIONAL PARTNERS IIA LP By: MHR Institutional Advisors II LLC its General Partner
By:	/s/ Hal Goldstein
	Name:	Hal Goldstein
	Title:	Vice President

Exhibit A
Form of New Warrant
EMISPHERE TECHNOLOGIES, INC.
WARRANT

Warrant No. ___	Dated: _________, 2010
     Emisphere Technologies, Inc., a Delaware corporation (the “Company”), hereby certifies that, for value received, [MHR entity] or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of 865,000 shares of common stock, $0.01 par value per share (the “Common Stock”), of the Company (as adjusted from time to time as provided in Section 7, each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) at an exercise price equal to $2.90 (as adjusted from time to time as provided in Section 7, the “Exercise Price”), at any time and from time to time, in whole or in part, on or after the date hereof through and including August 21, 2014 (the “Expiration Date”), and subject to the following terms and conditions.
     1. Registration of Warrant. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
     2. Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Transfer Agent or to the Company at its address specified herein. Upon any such registration or transfer, a new warrant to purchase Common Stock, in substantially the form of this Warrant (any such new warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.
     3. Exercise and Duration of Warrant.
          (a) This Warrant shall be exercisable by the registered Holder at any time and from time, in whole or in part, on or after the date hereof to and including the Expiration Date. At 5:00 P.M., New York City time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

          (b) A Holder may exercise this Warrant by delivering to the Company (i) an exercise notice, in the form attached hereto (the “Exercise Notice”), appropriately completed and duly signed, and (ii) payment of the Exercise Price for the number of Warrant Shares as to which this Warrant is being exercised, and the date such items are delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.”
          (c) The Company shall have a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Warrant Shares upon exercise of the Warrant.
     4. Delivery of Warrant Shares.
          (a) Upon exercise of this Warrant, the Company shall promptly (but in no event later than three trading days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate, a certificate for the Warrant Shares issuable upon such exercise, free of restrictive legends. If the Holder provides or previously provided the necessary account information to the Company, the Company shall issue and deliver such Warrant Shares in a balance account of the Holder with the Depository Trust Company through its Deposit Withdrawal Agent Commission System. The Holder, or any person or entity so designated by the Holder to receive Warrant Shares, shall be deemed to have become holder of record of such Warrant Shares as of the Exercise Date. The Company shall, upon request of the Holder, use commercially reasonable efforts to deliver Warrant Shares hereunder electronically through the Depository Trust Corporation or another established clearing corporation performing similar functions.
          (b) This Warrant is exercisable on or after the date hereof, either in its entirety or, from time to time, for a portion of the number of Warrant Shares. Upon surrender of this Warrant following one or more partial exercises, the Company shall issue or cause to be issued, at its expense, a New Warrant evidencing the right to purchase the remaining number of Warrant Shares.
          (c) In addition to any other rights available to the Holder, if the Company fails to deliver to the Holder a certificate representing Warrant Shares by the third trading day after the date on which delivery of such certificate is required by this Warrant, and if after such third trading day, but prior to cure by the Company, the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three trading days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased less the aggregate Exercise Price (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock), solely with respect to such exercise, shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing price on the date of the event giving rise to the

Company’s obligation to deliver such certificate.
          (d) The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or entity or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other person or entity of any obligation to the Company or any violation or alleged violation of law by the Holder or any other person or entity, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant Shares. Nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.
     5. Charges, Taxes and Expenses. Issuance and delivery of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrant in a name other than that of the Holder or an affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.
     6. Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of persons other than the Holder (taking into account the adjustments of Section 7). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable. The Company will take all such action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the Common Stock may be listed.
     7. Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 7.
          (a) Stock Dividends and Splits.
          (i) If the Company, at any time while this Warrant is outstanding, (A) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (B) subdivides outstanding shares of Common Stock into a larger number of shares, or (C) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (A) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (B) or (C) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.
          (ii) Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to paragraph (a)(i) of this Section, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.
          (b) Adjustment for Reclassification, Exchange and Substitution. If at any time while this Warrant is outstanding, the Common Stock issuable upon exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, this Warrant will thereafter represent the right to acquire such number and kind of securities as would have been issuable as a result of exercise of this Warrant and the Exercise Price therefor shall be appropriately adjusted, all subject to further adjustment in this Section 7.
          (c) Adjustments for Other Dividends and Distributions. In the event the Company, at any time or from time to time while this Warrant is outstanding, shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company (other than shares of Common Stock) or in cash or other property (other than cash out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company and/or cash and other property which the Holder would have been entitled to receive had this Warrant been exercised into Common Stock on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable, giving application to all adjustments called for during such period under this Section 7 with respect to the rights of the Holder.
          (d) Adjustment for Mergers or Reorganizations, etc. Any reorganization, recapitalization, reclassification, consolidation, merger, sale of all or substantially all of the Company’s assets or other transaction involving the Company in which the Common Stock is converted into or exchanged for securities, cash or other property while this Warrant is outstanding (other than a transaction covered by Sections 7(a) or (c)) is referred to herein as an “Organic Change”. Prior to the consummation of any such Organic Change, the Company shall make appropriate provision (as determined in good faith by the Board of Directors of the

Company and the Holder) to ensure that the Holder shall have the right to receive, in lieu of or in addition to (as the case may be) such shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant, the kind and amount of securities, cash or other property as may be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately acquirable and receivable upon exercise of this Warrant had such Organic Change not taken place. In such case, appropriate adjustment (as determined in good faith by the Board of Directors of the Company and the Holder) shall be made with respect to the Holder’s rights and interests to ensure that the provisions of this Section 7 shall thereafter be applicable to the Warrant (including, in the case of any Organic Change where the successor entity or purchasing entity is other than the Company, an immediate reduction to the Exercise Price to the value of the Common Stock reflected by the terms of the Organic Change and a corresponding increase in the number of shares of Common Stock acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Exercise Price then in effect immediately prior to such Organic Change). The Company shall not effect any reorganization, recapitalization, consolidation or merger unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from the consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the Holder) the obligation to deliver to the Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Holder may be entitled to acquire; provided, that any assumption shall not relieve the Company of its obligations hereunder.
          (e) Adjustments to the Conversion Prices for Certain Dilutive Issuances.
          (i) Special Definitions. For purposes of this Section 7(e), the following definitions apply:
               (A) “Additional Shares of Common Stock” shall mean all shares of Common Stock issued (or, pursuant to Section 7(e)(iii), deemed to be issued) by the Company after the original issue date of this Warrant other than shares of Common Stock issued or issuable:
                    (1) to officers, directors or employees of, or consultants to, the Company pursuant to stock option or stock purchase plans or agreements in effect on or prior to September 26, 2005 and on terms approved by the Company’s Board of Directors and granted, sold or awarded in the ordinary course of business and consistent with past practice;
                    (2) for an aggregate consideration (determined pursuant to Section 7(e)(v) hereof) of not more than $10,000,000 during any 24-month period;
                    (3) for which adjustment of the Exercise Price is made pursuant to Section 7(e)(iv).
               (B) “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock.
               (C) “Options” shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

          (ii) No Adjustment of Exercise Price. Any provision herein to the contrary notwithstanding, no adjustment to the Exercise Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 7(e)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Exercise Price in effect on the date of, and immediately prior to, such issue.
          (iii) Deemed Issuance of Additional Shares of Common Stock. In the event the Company, at any time or from time to time while this Warrant is outstanding, shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issuance or, in case such a record date shall have been fixed, as of the close of business on such record date, provided further that in any such case in which Additional Shares of Common Stock are deemed to be issued:
               (A) no further adjustments to the Exercise Price shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;
               (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase in the consideration payable to the Company, or decrease in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Exercise Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Exercise Price shall effect Common Stock previously issued upon conversion of the Company’s preferred stock); and
               (C) no readjustment pursuant to clause (A) or (B) above shall have the effect of increasing the Exercise Price to an amount which exceeds the lower of (i) the Exercise Price on the original adjustment date or (ii) the Exercise Price that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date.
          (iv) Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock. (a) Subject to the last sentence of subsection (b) below, in the event the Company, at any time while this Warrant is outstanding, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(e)(iii) without consideration or for consideration per share less than the closing price per Share of Common Stock as reported on a publicly traded exchange (“Market Price”) on the last full trading day immediately prior to such issue, then the Exercise Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying the Exercise Price then in effect, by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Market Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. For the purpose of the above calculation, the number of shares of Common Stock outstanding immediately prior to such issue shall be calculated on a fully diluted basis, as if all Convertible Securities had been fully converted into shares of Common Stock and any outstanding Options bearing an exercise price which is lower than the price at which the Additional Shares of Common Stock were issued had been fully exercised (and the resulting securities fully converted into shares of Common Stock, if so convertible) as of such date.
          Upon each adjustment of the Exercise Price as a result of the calculations made in this Section 7(e) (including those resulting from issuances of Additional Shares of Common Stock deemed to be issued pursuant to Section 7(e)(iii)), the number of Warrant Shares shall be adjusted by multiplying such number of Warrant Shares by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect after giving effect to such adjustment.
          (b) In the event the Company, at any time while this Warrant is outstanding, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 7(e)(iii)) with a purchase price, conversion price or exercise price, respectively, that is less than the Exercise Price in effect immediately prior to the time of such issuance or sale, then and in each such case the then-existing Exercise Price shall be reduced, as of the close of business on the effective date of such issuance or sale, to the lowest purchase price, conversion price or exercise price at which any Additional Shares of Common Stock were issued or sold. In the event that both subsections (iv)(a) and (iv)(b) hereof may apply to any issuance, sale or deemed issuance or sale, then only this section (b) shall be deemed to apply to such transaction.
          (v) Determination of Consideration. For purposes of this Section 7(e), the consideration received by the Company in connection with the issuance of any Additional Shares of Common Stock shall be computed as follows:
               (A) Cash and Property. Such consideration shall:
(i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company, excluding amounts paid or payable for accrued interest or accrued dividends;
(2) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issuance, as determined by the Board of Directors in good faith; and

(3) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both cash and property, be the proportion of such consideration so received, computed as provided in clauses (I) and (2) above, as determined by the Board of Directors in good faith.
               (B) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 7(e)(iii) relating to Options and Convertible Securities shall be determined by dividing:
(i) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by
(ii) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.
          (f) Other Events. If any event occurs that would adversely affect the Holder’s rights but not expressly provided for by this Section 7 (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and number of Warrant Shares subject to this Warrant so as to protect the Holder’s rights; provided, however, that no such adjustment will increase the Exercise Price or decrease the number of shares of Common Stock obtainable as otherwise determined pursuant to this Section 7.
          (g) Calculations. All calculations under this Section 7 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.
          (h) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 7, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s Transfer Agent.
          (i) Notice of Corporate Events; Termination. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary, (ii) authorizes or approves, enters into any agreement contemplating, or solicits. stockholder approval for any merger, sale or similar transaction pursuant to which Common Stock is converted or exchanged for cash, securities or property or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction at least 15 calendar days prior to the applicable record or effective date on which a person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to exercise this Warrant prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.
     8. Payment of Exercise Price. The Holder shall pay the Exercise Price by (i) paying to the Company cash in immediately available funds or (ii) providing a written notice to the Company that the Holder is exercising this Warrant on a “cashless” exercise basis by authorizing the Company to withhold from issuance a number of shares of Common Stock issuable upon such exercise of this Warrant which, when multiplied by the Fair Market Value of the Common Stock is equal to the aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant). For purposes hereof, “Fair Market Value” means:
          (a) If the security is traded on a securities exchange or through the NASDAQ National Market, the Fair Market Value shall be deemed to be the average of the closing prices of the securities on such exchange or quotation system, or, if there has been no sales on any such exchange or quotation system on any day, the average of the highest bid and lowest asked prices on such exchange or quotation system as of 4:00 p.m., New York time, or, if on any day such security is not traded on an exchange or quoted in the NASDAQ Stock Market System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated or any similar successor organization, in each such case averaged over a period of ten (10) business days consisting of the business day as of which Fair Market Value is being determined and the nine (9) consecutive business days prior to such day; or
          (b) If at any time such security is not listed on any securities exchange or quoted in the NASDAQ Stock Market System or the over-the-counter market, the Fair Market Value shall be the fair value thereof, as determined jointly by the Board of Directors and the

Holder. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company’s Board of Directors and the Holder. The determination of the appraiser shall be final and binding upon the parties and the Company shall pay the fees and expenses of such appraiser.
     9. Fractional Shares. The Company shall not be required to issue or cause to be issued fractional Warrant Shares on the exercise of this Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon exercise of this Warrant, the number of Warrant Shares to be issued will be rounded up to the nearest whole share.
     10. Notices. Any and all notices or other communications or deliveries hereunder (including without limitation any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section prior to 5:00 p.m. (New York City time) on a trading day, (ii) the next trading day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a trading day or later than 5:00 p.m. (New York City time) on any trading day, (iii) the trading day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.
(a) If to the Company, to:
240 Cedar Knolls Road
Suite 200
Cedar Knolls, NJ 07927
Attention: Chief Executive Officer
Phone: (973) 532-8000
Fax: (973) 532-8115
Email: mnovinski@emisphere.com
with a copy to:
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attn: Timothy C. Maguire, Esq.
Phone: (617) 856-8377
Fax: (617) 289-0413
Email: tmaguire@brownrudnick.com
(b) If to the Holder, to:
[MHR entity]
c/o MHR Fund Management LLC

40 West 57th Street, 24th Floor
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein
Phone: (212) 262-0005
Fax: (212) 262-9356
Email: hgoldstein@mhrfund.com
with a copy to:
Dechert LLP
Avenue of the Americas
New York, NY 10036
Attn: Charles Weissman, Esq.
          Derek Winokur, Esq
Phone: (212) 698-3500
Fax: (212) 698-3599
Email: Charles.Weissman@Dechert.com
          Derek.Winokur@Dechert.com
     11. Warrant Agent. The Company shall serve as warrant agent under this Warrant. Upon 30 days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.
     12. Loss, Theft or Destruction of Warrant. In the event that the Holder notifies the Company that this Warrant has been lost, stolen or destroyed, then a replacement Warrant, identical in all respects to the original Warrant (except for any adjustment pursuant hereto to the Exercise Price or number of Warrant Shares issuable hereunder, if different from the numbers shown on the original Warrant) shall be delivered to the Holder by the Company, provided that the Holder executes and delivers to the Company an agreement reasonably satisfactory to the Company to indemnify the Company from any loss incurred by the Company in connection with such Warrant.
     13. Miscellaneous.
          (a) This Warrant may be assigned by the Holder. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.
          (b) The Company will not, by amendment of its governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Without limiting the generality of the foregoing, the Company (i) will not increase the par value of any Warrant Shares above the amount payable therefor on such exercise, (ii) will take all such action as may be reasonably necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares on the exercise of this Warrant, and (iii) will not close its shareholder books or records in any mariner which interferes with the timely exercise of this Warrant.
          (c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. THE CORPORATE LAWS OF THE STATE OF DELAWARE SHALL GOVERN ALL ISSUES CONCERNING THE RELATIVE RIGHTS OF THE COMPANY AND ITS STOCKHOLDERS. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF THE PURCHASE AGREEMENT), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS WARRANT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.
          (d) The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.
          (e) In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK,
SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EMISPHERE TECHNOLOGIES, INC.
By:
Name:
Title:

FORM OF EXERCISE NOTICE
(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)
To: Emisphere Technologies, Inc.
The undersigned is the Holder of Warrant No.            (the “Warrant”) issued by Emisphere Technologies, Inc., a Delaware corporation (the “Company”). Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.
1.	The Warrant is currently exercisable to purchase a total of Warrant Shares.

2.	The undersigned Holder hereby exercises its right to purchase Warrant Shares pursuant to the Warrant.

3.	The holder shall pay the sum of $ to the Company or hereby exercises the Warrant on a “cashless exercise” basis in accordance with the terms of the Warrant.

4.	Pursuant to this exercise, the Company shall deliver to the holder Warrant Shares in accordance with the terms of the Warrant.

5.	Following this exercise, the Warrant shall be exercisable to purchase a total of Warrant Shares.

Dated: ,	Name of Holder (Print
By:
Name:
Title:
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

FORM OF ASSIGNMENT
[To be completed and signed only upon transfer of Warrant]
     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                          the right represented by the within Warrant to purchase                      shares of Common Stock of Emisphere Technologies, Inc. to which the within Warrant relates and appoints                                          attorney to transfer said right on the books of Emisphere Technologies, Inc. with full power of substitution in the premises.
Dated:                          ,

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)
Address of Transferee

In the presence of:

Exhibit B
Allocation

		Novartis	[*****]
	New	Promissory	Promissory
Holder	Warrant	Note	Note
MHR Capital Partners (100) LP	23,820	$14,000	$2,800
MHR Capital Partners Master Account LP	174,183	$100,500	$20,100
MHR Institutional Partners II LP	189,525	$109,500	$21,900
MHR Institutional Partners IIA LP	477,472	$276,000	$55,200

Exhibit C
Emisphere Securities Held by MHR
Convertible Notes held by MHR:
11% Senior Secured Convertible Notes issued on various dates by Emisphere to MHR
Warrants held by MHR:

				Equivalent	Adjusted
Warrant		Issue	Expiration	Shares	Exercise
No.	Holder	Date	Date	Outstanding	Price
A-12	MHR Institutional Partners IIA LP	9/21/2006	9/26/2011	37,030	$3.76
A-13	MHR Institutional Partners II LP	9/21/2006	9/26/2011	14,698	$3.76
A-14	MHR Capital Partners (100) LP	9/21/2006	9/26/2011	68,809	$3.76
A-15	MHR Capital Partners Master Account LP	9/21/2006	9/26/2011	496,674	$3.76
A-21	MHR Institutional Partners II LP	8/22/2007	8/21/2012	25,878	$3.948
A-22	MHR Institutional Partners IIA LP	8/22/2007	8/21/2012	65,195	$3.948
A-25	MHR Capital Partners Master Account LP	8/21/2009	8/21/2014	748,673	$0.70
A-26	MHR Capital Partners (100) LP	8/21/2009	8/21/2014	101,821	$0.70
A-27	MHR Institutional Partners II LP	8/21/2009	8/21/2014	818,011	$0.70
A-28	MHR Institutional Partners IIA LP	8/21/2009	8/21/2014	2,060,818	$0.70

Exhibit D
Form of Novartis Promissory Note
PROMISSORY NOTE

$[500,000]	June , 2010
FOR VALUE RECEIVED, the undersigned, Emisphere Technologies, Inc., a Delaware corporation (“Maker”), unconditionally promises to pay to the order of [MHR entity] (“Creditor”), the principal sum of [five hundred thousand] dollars ($500,000), with the entire principal balance due and payable on June      , 2012 (the “Maturity Date”). The principal amount and the Maturity Date are subject to adjustment as set forth below.
     Except as otherwise provided herein, the unpaid principal balance of this promissory note (the “Note”) outstanding from time to time shall bear no interest.
     The unpaid principal amount of this Note may be prepaid by Maker at any time in whole or from time to time in part. The unpaid principal amount of this Note shall be paid in its entirety and the Maturity Date correspondingly accelerated to the date that is two (2) Business Days (as hereinafter defined) following the receipt from and after the date hereof by Maker in cash of an aggregate of at least $20,000,000 in payments in connection with any or all of the Novartis Agreements (as defined in the MHR Agreement) and the agreement entered into between Emisphere and [*****], if any, as contemplated by Section 3(a) of that certain Letter Agreement between Maker and Creditor of even date herewith (the “Letter Agreement”). The outstanding principal amount of this Note shall be reduced by an amount equal to the difference between (i) $[500,000] and (ii) the reasonable and documented fees and expenses incurred by Creditor for legal services in connection with the negotiation of the MHR Agreement and the License Agreement (each as defined in the Letter Agreement) and the Letter Agreement . In connection therewith and upon the request of Maker, Creditor shall provide such documentation as may be reasonably requested to verify and confirm the amount described in (ii) above. As used herein, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York. After the Maturity Date (whether by acceleration after default or otherwise), interest shall be payable on the unpaid principal balance from time to time outstanding at a rate equal to ten percent (10%) per annum, calculated on the basis of a 360-day year times the actual number of days elapsed, until paid in full.
     All payments shall first be applied to any interest then due, with the balance remaining applied to principal. Notwithstanding any provision contained herein or contained in any other instrument or agreement now or hereafter executed in connection with this Note, the maximum amount of interest and other charges in the nature thereof contracted for, or payable hereunder or thereunder, shall not exceed the maximum amount which may be lawfully contracted for, charged and received in this transaction, all as determined by the final judgment of a court of competent jurisdiction, including all appeals therefrom, and in event the interest rate is determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. To the extent any interest received by Creditor exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker. The Maker agrees to pay on demand all costs and expenses incurred by the holder hereof, including, without limitation, all reasonable attorneys’ fees and all court costs, for the collection and enforcement of this Note and the indebtedness evidenced hereby. If the Maturity Date is a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.
     All payments of principal, interest, fees and other amounts due hereunder shall be made by the Maker in U.S. Dollars by wire transfer to the account designated by the Creditor or by any other method approved in advance in writing by the Creditor.
     Notwithstanding anything to the contrary contained herein, this Note shall become immediately due and payable upon the occurrence of (and the Maturity Date shall be correspondingly accelerated to the date of such occurrence) any of the following:
     (i) (A) A court enters a decree or order for relief with respect to the Maker in an involuntary case under the U.S. Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (B) the continuance of any of the following events for 45 days unless dismissed, bonded or discharged: (x) an involuntary case is commenced against the Maker, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Maker, or over all or a substantial part of its property, is entered; or (z) a receiver, trustee or other custodian is appointed without the consent of the Maker, for all or a substantial part of the property of the Maker;
     (ii) (A) The Maker commences a voluntary case under the U.S. Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (B) the Maker makes any assignment for the benefit of creditors; or (C) the Board of Directors of the Maker adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this paragraph; or
     (iii) (A) Individuals who, as of the date of this Note, constitute the Board of Directors (the “Board”) of the Maker (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Note whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Maker as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; (B) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Creditor and its affiliates becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Maker representing 50% or more of the combined voting power of the Maker’s then outstanding securities eligible to vote generally in the election of directors; and (C) the Maker sells or otherwise disposes of all or a substantial part of its assets in one transaction or in a series of related transactions or ceases to conduct all or a substantial part of its business as now conducted, or merges or consolidates with any other person or entity without the prior written consent of the Creditor.
     The obligations of the Maker to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Maker hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder; and (c) agrees to be bound by all of the terms contained in this Note.
     All rights and obligations hereunder shall be governed by the laws of the State of New York, U.S.A. This Note is executed as, and shall have the effect of, a sealed instrument.
     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
     This Note may not be amended, supplemented, modified or terminated orally, but only by an agreement in writing signed by the Maker and the Creditor. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Maker may not assign any of its rights or obligations under this Note without the prior written consent of the Creditor. The Creditor may assign all or a portion of its rights or obligations under this Note without the prior written consent of the Maker.
     For purposes of any action or proceeding involving this Note, Maker hereby expressly consents to the exclusive jurisdiction of all federal and state courts located in the State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens. The Maker hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note or any instrument or document delivered pursuant to this Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Maker and the Creditor.
     No delay or omission on the part of the holder in exercising any right hereunder (or any right under any instrument or agreement executed in connection herewith or which is given or may be given to secure the indebtedness evidenced hereby) shall operate as a waiver of such right, or of any other right, of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to, or waiver of, the same or of any other right on any future occasion.
     All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:
(a) If to the Maker, to:
Emisphere Technologies, Inc.
240 Cedar Knolls Road
Suite 200
Cedar Knolls, NJ 07927
Attention: Chief Executive Officer
Phone: (973) 532-8000
Fax: (973) 532-8115
Email: mnovinski@emisphere.com
with a copy to:
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attn: Timothy C. Maguire, Esq.
Phone: (617) 856-8377
Fax: (617) 289-0413
Email: tmaguire@brownrudnick.com
(b) If to the Creditor, to:
[MHR entity]
c/o MHR Fund Management LLC
40 West 57th Street, 24th Floor
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein
Phone: (212) 262-0005
Fax: (212) 262-9356
Email: hgoldstein@mhrfund.com
with a copy to:
Dechert LLP

Avenue of the Americas
New York, NY 10036
Attn: Charles Weissman, Esq.
         Derek Winokur, Esq
Phone: (212) 698-3500
Fax: (212) 698-3599
Email: Charles.Weissman@Dechert.com
            Derek.Winokur@Dechert.com
     Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.
[Signature Page Follows]

     WITNESS the hand and seal of the undersigned on the day and year first above written.

MAKER: EMISPHERE TECHNOLOGIES, INC.
By:
	Name:	Michael V. Novinski
	Title:	President and Chief Executive Officer

Exhibit E
Form of [*****] Promissory Note
PROMISSORY NOTE

$[100,000]	June , 2010
     FOR VALUE RECEIVED, the undersigned, Emisphere Technologies, Inc., a Delaware corporation (“Maker”), unconditionally promises to pay to the order of [MHR entity] (“Creditor”), the principal sum of [one hundred thousand] dollars ($100,000), with the entire principal balance due and payable on June      , 2012 (the “Maturity Date”). The principal amount and the Maturity Date are subject to adjustment as set forth below.
     Except as otherwise provided herein, the unpaid principal balance of this promissory note (the “Note”) outstanding from time to time shall bear no interest.
     The unpaid principal amount of this Note may be prepaid by Maker at any time in whole or from time to time in part. The unpaid principal amount of this Note shall be paid in its entirety and the Maturity Date correspondingly accelerated to the date that is two (2) Business Days (as hereinafter defined) following the receipt from and after the date hereof by Maker in cash of an aggregate of at least $20,000,000 in payments in connection with any or all of the Novartis Agreements (as defined in the MHR Agreement) and the agreement entered into between Emisphere and [*****], if any, as contemplated by Section 3(a) of that certain Letter Agreement between Maker and Creditor of even date herewith (the “Letter Agreement”). The outstanding principal amount of this Note shall be reduced by an amount equal to the difference between (i) $[100,000] and (ii) the reasonable and documented fees and expenses incurred by Creditor for legal services in connection with the negotiation of the [*****] Documents (as defined in the Letter Agreement). In connection therewith and upon the request of Maker, Creditor shall provide such documentation as may be reasonably requested to verify and confirm the amount described in (ii) above. As used herein, “Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York. After the Maturity Date (whether by acceleration after default or otherwise), interest shall be payable on the unpaid principal balance from time to time outstanding at a rate equal to ten percent (10%) per annum, calculated on the basis of a 360-day year times the actual number of days elapsed, until paid in full.
     All payments shall first be applied to any interest then due, with the balance remaining applied to principal. Notwithstanding any provision contained herein or contained in any other instrument or agreement now or hereafter executed in connection with this Note, the maximum amount of interest and other charges in the nature thereof contracted for, or payable hereunder or thereunder, shall not exceed the maximum amount which may be lawfully contracted for, charged and received in this transaction, all as determined by the final judgment of a court of competent jurisdiction, including all appeals therefrom, and in event the interest rate is determined to be unlawful, such interest rate shall be computed at the highest rate permitted by applicable law. To the extent any interest received by Creditor exceeds the maximum amount permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker. The Maker agrees to pay on demand all costs and expenses incurred by the holder hereof, including, without limitation, all reasonable attorneys’ fees and all court costs, for the collection and enforcement of this Note and the indebtedness evidenced hereby. If the Maturity Date is a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day.
     All payments of principal, interest, fees and other amounts due hereunder shall be made by the Maker in U.S. Dollars by wire transfer to the account designated by the Creditor or by any other method approved in advance in writing by the Creditor.
     Notwithstanding anything to the contrary contained herein, this Note shall become immediately due and payable upon the occurrence of (and the Maturity Date shall be correspondingly accelerated to the date of such occurrence) any of the following:
     (i) (A) A court enters a decree or order for relief with respect to the Maker in an involuntary case under the U.S. Bankruptcy Code, which decree or order is not stayed or other similar relief is not granted under any applicable federal or state law; or (B) the continuance of any of the following events for 45 days unless dismissed, bonded or discharged: (x) an involuntary case is commenced against the Maker, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or (y) a decree or order of a court for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Maker, or over all or a substantial part of its property, is entered; or (z) a receiver, trustee or other custodian is appointed without the consent of the Maker, for all or a substantial part of the property of the Maker;
     (ii) (A) The Maker commences a voluntary case under the U.S. Bankruptcy Code, or consents to the entry of an order for relief in an involuntary case or to the conversion of an involuntary case to a voluntary case under any such law or consents to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (B) the Maker makes any assignment for the benefit of creditors; or (C) the Board of Directors of the Maker adopts any resolution or otherwise authorizes action to approve any of the actions referred to in this paragraph; or
     (iii) (A) Individuals who, as of the date of this Note, constitute the Board of Directors (the “Board”) of the Maker (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date of this Note whose election or nomination for election was approved by a vote of a majority of the Incumbent Directors then on the Board shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Maker as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director; (B) any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) other than the Creditor and its affiliates becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Maker representing 50% or more of the combined voting power of the Maker’s then outstanding securities eligible to vote generally in the election of directors; and (C) the Maker sells or otherwise disposes of all or a substantial part of its assets in one transaction or in a series of related transactions or ceases to conduct all or a substantial part of its business as now conducted, or merges or consolidates with any other person or entity without the prior written consent of the Creditor.
     The obligations of the Maker to make the payments provided for in this Note are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Maker hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder; and (c) agrees to be bound by all of the terms contained in this Note.
     All rights and obligations hereunder shall be governed by the laws of the State of New York, U.S.A. This Note is executed as, and shall have the effect of, a sealed instrument.
     In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operates to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.
     This Note may not be amended, supplemented, modified or terminated orally, but only by an agreement in writing signed by the Maker and the Creditor. This Note shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. The Maker may not assign any of its rights or obligations under this Note without the prior written consent of the Creditor. The Creditor may assign all or a portion of its rights or obligations under this Note without the prior written consent of the Maker.
     For purposes of any action or proceeding involving this Note, Maker hereby expressly consents to the exclusive jurisdiction of all federal and state courts located in the State of New York and consents that any order, process, notice of motion or other application to or by any of said courts or a judge thereof may be served within or without such court’s jurisdiction by registered mail or by personal service, provided a reasonable time for appearance is allowed (but not less than the time otherwise afforded by any law or rule), and waives any right to contest the appropriateness of any action brought in any such court based upon lack of personal jurisdiction, improper venue or forum non conveniens. The Maker hereby waives trial by jury in any litigation in any court with respect to, in connection with, or arising out of this Note or any instrument or document delivered pursuant to this Note, or the validity, protection, interpretation, collection or enforcement thereof, or any other claim or dispute howsoever arising, between the Maker and the Creditor.
     No delay or omission on the part of the holder in exercising any right hereunder (or any right under any instrument or agreement executed in connection herewith or which is given or may be given to secure the indebtedness evidenced hereby) shall operate as a waiver of such right, or of any other right, of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to, or waiver of, the same or of any other right on any future occasion.
     All notices and other communications given to any party hereto pursuant to this Note shall be in writing and shall be delivered by hand, fax or email (and in the case of fax or email, receipt confirmed immediately via telephone), or mailed first class postage prepaid, registered or certified mail, addressed as follows:
(a) If to the Maker, to:
Emisphere Technologies, Inc.
240 Cedar Knolls Road
Suite 200
Cedar Knolls, NJ 07927
Attention: Chief Executive Officer
Phone: (973) 532-8000
Fax: (973) 532-8115
Email: mnovinski@emisphere.com
with a copy to:
Brown Rudnick LLP
One Financial Center
Boston, MA 02111
Attn: Timothy C. Maguire, Esq.
Phone: (617) 856-8377
Fax: (617) 289-0413
Email: tmaguire@brownrudnick.com
(b) If to the Creditor, to:
[MHR entity]
c/o MHR Fund Management LLC
40 West 57th Street, 24th Floor
New York, NY 10019
Fax number: (212) 262-9356
Attention: Hal Goldstein
Phone: (212) 262-0005
Fax: (212) 262-9356
Email: hgoldstein@mhrfund.com
with a copy to:
Dechert LLP
Avenue of the Americas

New York, NY 10036
Attn: Charles Weissman, Esq.
         Derek Winokur, Esq
Phone: (212) 698-3500
Fax: (212) 698-3599
Email: Charles.Weissman@Dechert.com
           Derek.Winokur@Dechert.com
     Each such notice or other communication shall for all purposes be treated as being effective or having been given when delivered, if delivered personally, by e-mail or facsimile with confirmation of receipt or if by overnight courier or, if sent by mail, upon actual receipt.
[Signature Page Follows]

     WITNESS the hand and seal of the undersigned on the day and year first above written.

MAKER: EMISPHERE TECHNOLOGIES, INC.
By:
	Name:	Michael V. Novinski
	Title:	President and Chief Executive Officer